UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2015

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On and effective March 3, 2015, the Board of Directors (the “Board”) of Tesla Motors, Inc. (the “Company”) adopted an amendment to the Company’s 2010 Equity Incentive Plan (the “Amended and Restated Plan”) to prohibit certain transactions with respect to equity awards granted under the Plan that have the purpose or effect of repricing such awards.  Stockholder approval is not required for the Amended and Restated Plan.

A copy of the Amended and Restated Plan is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On and effective March 3, 2015, the Board approved an amendment to the Company’s bylaws (the “Amended and Restated Bylaws”) to implement a majority vote standard for the election of directors in uncontested director elections (with a plurality vote standard applying to contested director elections).  Prior to this amendment, election of the Company’s directors was subject in all cases to a plurality vote standard.  Stockholder approval is not required for the Amended and Restated Bylaws.

A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Tesla Motors, Inc.
10.1	Amended and Restated 2010 Equity Incentive Plan, effective as of March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Todd A. Maron
Todd A. Maron General Counsel

Date:  March 6, 2015